Exhibit 99.1

                                                                  Execution Copy

                                    AGREEMENT

          This Agreement (the "Agreement"), dated as of May 14, 1998, by and among Mercury Finance Company, a Delaware corporation, ("Mercury") and each of the undersigned institutional holders (each, a "Consenting Holder") of claims, notes and/or commercial paper (each, a "Claim") issued by Mercury under one of the credit agreement, note agreements or other agreements, instruments or other documents listed on Schedule 1 (the "Existing Agreements").

                                   WITNESSETH:

          WHEREAS, Mercury and each of the Consenting Holders is a party to a Forbearance Agreement, dated as of July 11, 1997, as amended by the First Amendment thereto, dated as of November 6, 1997, by the Second Amendment thereto, dated as of March 2, 1998, and by the Third Amendment thereto, dated as of May 14, 1998 (collectively, the "Forbearance Agreement") pursuant to which each of the Consenting Holders has agreed to forebear, on the terms and conditions therein set forth, from the exercise of any rights or remedies it may have under the Existing Agreements;

          WHEREAS, while the Forbearance Agreement has been in effect, Mercury and an Ad Hoc Steering Committee of Mercury Creditors (including certain of the Consenting Holders) (the "Steering Committee") have engaged in good faith negotiations with the objective of reaching an agreement with regard to restructuring the indebtedness outstanding under the Existing Agreements;

          WHEREAS, Mercury and the Consenting Holders now desire to implement a financial restructuring of Mercury on the terms set forth on Appendix I hereto (the "Financial Restructuring");

          WHEREAS, in order to implement the Financial Restructuring, Mercury has agreed, on the terms and conditions of this Agreement, to prepare and file a disclosure statement (the "Disclosure Statement") and plan of reorganization (the "Pre-Structured Plan") in a case filed (the "Chapter 11 Proceedings") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") implementing the terms of the Financial Restructuring and to use its best efforts to have such Disclosure Statement approved and such Pre-Structured Plan confirmed by the Bankruptcy Court for such U.S. judicial District as may be agreed between counsel to the Steering Committee and counsel to Mercury (so long as venue in such District is proper)(the "Bankruptcy Court"), in each case as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Rules");

          WHEREAS, in order to expedite the implementation of the Financial Restructuring, each of the Consenting Holders is prepared to commit, on the terms and subject to the conditions of this Agreement, to vote to accept the Pre-Structured Plan.

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mercury and each Consenting Holder hereby agree as follows:

          1. Forbearance. So long as no "Agreement Termination Event" or "Mercury Termination Event" (each as defined in Section 4 of this Agreement) shall have occurred and be continuing, each of the Consenting Holders hereby agrees to forebear from the exercise of any rights or remedies it may have under the Existing Agreements, applicable law or otherwise with respect to any default arising under the Existing Agreements during the period commencing on the date hereof and ending on the date on which the Chapter 11 Proceedings are commenced (the "Commencement Date"), provided, that, during such period Mercury shall have continued to comply with its obligations under the terms and conditions of the Forbearance Agreement.

          2. Voting; Restriction on Transfer. Each of the Consenting Holders represents that, as of the date hereof, it is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners of (with the power to vote and dispose of such Claims on behalf of such beneficial owners) Claims set forth on the schedule attached to its signature page (for each such Consenting Holder, the "Relevant Claims"). Each of the Consenting Holders agrees that, subject to the conditions that (i) the Disclosure Statement shall have been approved by the Bankruptcy Court; (ii) the Disclosure Statement as so approved contains information in respect of Mercury's business and operations that is not materially inconsistent with the information heretofore provided by Mercury to the Consenting Holders; and (iii) the material terms of the Pre-Structured Plan contained in the approved Disclosure Statement are the terms set forth in the Financial Restructuring, it shall timely vote its Relevant Claims (and, so long as no Agreement Termination Event or Mercury Termination Event shall have occurred, not revoke or withdraw such vote) to accept the Pre-Structured Plan.

     Each of the Consenting Holders hereby agrees that, so long as this Agreement has not been terminated, it shall not sell, transfer or assign any of the Relevant Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement and the transferor provides Mercury with a copy thereof, in which event Mercury shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee, and Mercury shall confirm that acknowledgment in writing.

          3. Mercury Agreements. Mercury hereby agrees (i) promptly to prepare a draft Disclosure Statement and Pre-Structured Plan implementing the Financial Restructuring; (ii) subject to prior written confirmation from counsel to the Steering Committee that the Steering Committee does not believe that (a) the information contained in such Disclosure Statement in respect of Mercury's business and operations is materially inconsistent with the information provided to the Steering Committee or its representatives prior to the date hereof or (b) the terms of such Pre-Structured Plan are inconsistent with the terms of the Financial Restructuring, (1) thereafter, to commence the Chapter 11 Proceedings on or prior to July 15, 1998 and (2) to use its best efforts to obtain an order of the Bankruptcy Court approving the Disclosure Statement and thereafter to take all reasonable steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Pre-Structured Plan, in each case, as expeditiously as possible under the Bankruptcy Code and Rules.

          4. Termination of Agreement. Except as set forth in Section 15 hereof, this Agreement shall terminate automatically upon the occurrence of any "Mercury Termination Event" or any "Agreement Termination Event" (as hereinafter defined), unless the occurrence of such Agreement Termination Event is waived in writing by Consenting Holders representing 75% of the Relevant Claims; provided, that no such waiver shall extend the time for performance of any of Mercury's obligations under Section 3 hereof to a date after August 30, 1998 without the consent of all of the Consenting Holders. If any Agreement Termination Event occurs (and has not been waived) or any Mercury Termination Event occurs at the time when permission of the Bankruptcy Court shall be required for a Consenting Holder to change or withdraw (or cause to be changed or withdrawn) its votes to accept the Pre-Structured Plan, Mercury shall not, subject to its fiduciary duties as a debtor in possession, oppose any attempt by such Consenting Holder to change or withdraw (or cause to be changed or withdrawn) such votes at such time. Upon the occurrence of an Agreement Termination Event or a Mercury Termination Event, each of the Consenting Holders shall have all rights and remedies available to it under the Existing Agreements, applicable law or otherwise with respect to any default under the Existing Agreement that may have occurred at any time prior to such Event and which default is still continuing.

          An "Agreement Termination Event" shall mean any of the following:

               (a) Mercury fails to prepare and deliver to the Steering Committee a Pre-Structured Plan and Disclosure Statement that meet the standards of Section 3 of this Agreement by July 10, 1998;

               (b) The Chapter 11 Proceedings to implement the Financial Restructuring through confirmation of the Pre-Structured Plan shall not have been commenced by July 15, 1998;

               (c) The Disclosure Statement incorporating the Financial Restructuring through the Pre-Structured Plan shall not have been approved by the Bankruptcy Court by September 15, 1998;

               (d) The Pre-Structured Plan or any plan of reorganization or liquidation proposed by Mercury shall contain terms inconsistent with the terms and provisions set forth in the Financial Restructuring or shall have been changed or amended in any respect which makes it inconsistent with the terms and provisions set forth in the Financial Restructuring;

               (e) The Pre-Structured Plan shall not have been confirmed by the Bankruptcy Court and substantially consummated in accordance with its terms by November 15, 1998;

               (f) Prior to the Commencement Date, Mercury does not meet its obligations under the Forbearance Agreement;

               (g) There shall have occurred any material adverse change in the business, assets, operations, or condition (financial or otherwise) of Mercury and its subsidiaries, taken as a whole; or

               (h) Mercury breaches any other material provision of this Agreement, including, but not limited to, ceasing to use its best efforts to obtain approval of the Disclosure Statement and/or confirmation of the Pre-Structured Plan.

          In addition, Mercury shall have the right to terminate this Agreement, by the giving of written notice thereof to each of the Consenting Holders, upon the receipt by Mercury of binding commitments for new debt and/or equity financing from one or more creditworthy entities in amounts sufficient to repay all amounts outstanding under the Existing Agreements in full and in cash (a "Mercury Termination Event"). Upon the occurrence of any Agreement Termination Event, unless such Agreement Termination Event is waived in accordance with the terms hereof, or upon the occurrence of a Mercury Termination Event, this Agreement shall terminate and no party hereto shall have any continuing liability or obligation to any other party hereunder, except as otherwise provided in Section 14; provided, that, no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

          5. Good Faith Negotiation of Financial Restructuring Documents. Mercury and each Consenting Holder which is a member of the Steering Committee hereby further covenants and agrees to negotiate the definitive documents relating to the Financial Restructuring, including, without limitation, the form of the New Senior Secured Notes (as defined in the Financial Restructuring), the indenture therefor and the documents relating to the collateral for such notes (including with respect to all such documents, without limitation, normal and customary default provisions), in good faith and Mercury agrees to attach such definitive documents as exhibits to the Disclosure Statement. In addition, Mercury agrees that, to the extent that there is any dispute between Mercury and the Steering Committee with respect to the final form of the New Senior Secured Notes, the indenture therefor or any of the other documents relating to the collateral therefor (including, without limitation, any dispute concerning the covenants to be included in the indenture and collateral documents and/or the structuring of separate tranches for such notes), Mercury shall accept the position of the Steering Committee with respect to such dispute so long as the Steering Committee's position is not inconsistent with the economic terms set forth in the Financial Restructuring.

          6. Representations and Warranties. Mercury, on the one hand, and each of the Consenting Holders on the other, represents and warrants to each other that the following statements are true, correct and complete as of the date hereof:

               (a) Corporate Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Agreement;

               (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part;

               (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its Certificate of Incorporation or bylaws or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws;

               (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the commencement of the Chapter 11 Proceedings, the approval of the Disclosure Statement and confirmation of the Pre-Structured Plan; and

               (e) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          7. Further Acquisition of Securities. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Claims. However, any such additional Claims so acquired shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement.

          8. Effectiveness; Amendments; Consenting Holders. This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivery by Mercury and Consenting Holders holding Claims which constitute in the aggregate at least eighty percent of the principal amount of the indebtedness outstanding under the Existing Agreements and constituting a majority in number of the aggregate number of holders of Claims; provided, however, at Mercury's election, the percentage Claims threshold for effectiveness of this Agreement may be made any percentage greater than seventy percent; and provided, further, that delivery of counterpart signature pages from Consenting Holders holding at least seventy percent of the indebtedness outstanding under the Existing Agreements shall be deemed to constitute delivery of counterpart signature pages from holders of a majority in number of the aggregate number of holders of Claims. Once effective, this Agreement may not be modified (except as provided in Section 4), amended or supplemented except in writing signed by Mercury and each of the Consenting Holders.

          9. Disclosure of Individual Holdings. Unless required by applicable law or regulation, Mercury shall not disclose any Consenting Holder's holdings of Relevant Claims, without the prior written consent of such Consenting Holder; and if such announcement or disclosure is so required by law or regulation, Mercury shall afford the Consenting Holders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to Mercury's making such announcement or disclosure. The foregoing shall not prohibit Mercury from disclosing the approximate aggregate holdings of Claims by the Consenting Holders as a group.

          10. Impact of Appointment to Creditors Committee. Mercury shall cooperate with the Steering Committee in seeking to cause the United States Trustee for the Chapter 11 Proceedings to appoint the members of the Steering Committee to be members of the official committee of creditors holding unsecured claims pursuant to Section 1102 of the Bankruptcy Code. Notwithstanding anything herein to the contrary, in the event that any Consenting Holder is appointed to and serves on a committee of creditors in Mercury's Chapter 11 Proceedings, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such committee, and any such exercise (in the sole discretion of such Consenting Holder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). So long as no Agreement Termination Event or Mercury Termination Event shall have occurred and this Agreement remains in effect, the foregoing shall not modify or limit the obligations of the Consenting Holders to vote their Relevant Claims and to take the other actions set forth in Section 2 hereof.

          11.  [Intentionally Left Blank]

          12. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the U.S. District Court for the Northern District of Illinois. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to Illinois jurisdiction, upon the commencement of Mercury's Chapter 11 Proceedings, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

          13. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party (other than a breach by Mercury of Section 14 hereof) and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

          14. Fees and Expenses. Mercury shall reimburse each Consenting Holder which is a member of the Steering Committee for all of its out of pocket costs and expenses incurred through the earlier to occur of an Agreement Termination Event or a Mercury Termination Event, in respect of such Steering Committee member's reasonable travel expenses and in respect of the fees and expenses of Houlihan Lokey Howard & Zukin, Policano & Manzo, Jones, Day, Reavis & Pogue and Cleary, Gottlieb, Steen & Hamilton in accordance with Mercury's respective agreements with such firms (the "Expenses"). To the extent necessary to continue Mercury's timely payment of the Expenses after the Commencement Date, Mercury agrees to assume this Agreement pursuant to Section 365(a) of the Bankruptcy Code or to provide retainers in amounts to be mutually agreed to by Mercury and each of the professionals retained by the Steering Committee. In addition, in the event any party brings an action against any other party based upon a breach by such other party of its obligations hereunder, the prevailing party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisers' fees in connection with such action.

          15. Survival. Notwithstanding the sale of the Relevant Claims in accordance with Section 2 hereof or the termination of the Consenting Holders' obligations hereunder in accordance with Section 4 hereof, Mercury's obligations and agreements set forth in Sections 9 and 14 (with respect to Expenses incurred through the date of such termination) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Holders in accordance with the terms hereof.

          16. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

          17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

          18. Prior Negotiations. This Agreement and Appendix 1 supersede all prior negotiations with respect to the subject matter hereof, except the Forbearance Agreement which shall remain in full force and effect in accordance with its terms.

          19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

          20. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

          21. Consideration. It is hereby acknowledged by the parties hereto that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Pre-Structured Plan in accordance with the terms and conditions of this Agreement other than Mercury's agreement to commence the Chapter 11 Proceedings, to use its best efforts to obtain approval of the Disclosure Statement and to take all steps necessary and desirable to confirm the Pre-Structured Plan in accordance with the terms and conditions of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                         MERCURY FINANCE COMPANY


                         By:
                               Name:
                                Title:

                         100 Field Drive, Suite 340
                         Lake Forest, Illinios  60045
                         Telephone: (847) 564-3720
                         Facsimile: (847)

                         CONSENTING HOLDER [Fill in name of entity below]:


                         By:____________________________
                               Name:
                                Title:

                         Address:


                         Telephone:
                         Facsimile:

                                   APPENDIX I

                                   TERM SHEET

                             MERCURY FINANCE COMPANY
                            RESTRUCTURING TERM SHEET



This is Appendix I to the Agreement, dated May 14, 1998, by and among Mercury Finance Company (the "Company") and each of the Consenting Holders (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

               I.TREATMENT OF CLAIMS UNDER THE PRE-STRUCTURED PLAN

The Pre-structured Plan will classify and provide treatment for claims against and interests in the Company as generally described below. Claims in each such class will be satisfied in full by the delivery of the consideration described below on the Effective Date of the Plan. None of the Company's subsidiaries shall be included in the Chapter 11 Proceedings.

 Priority and
 Administrative Claims:   All allowed administrative claims and priority
                          claims will be paid in full in cash.

 Trade Debt:              Trade debt shall remain unimpaired and be paid
                          in the ordinary course by the Company.

 Senior Debt:             Each holder of the Company's commercial paper, short-
                          term loans or senior term notes against the Company excluding the subordinated notes (a
                          "Senior Lender") and any other allowed
                          unsubordinated unsecured claims other than
                          Indemnity Claims (the "Other Claims") will receive:

                          (a) Its pro rata share of new senior secured notes to be issued by the Reorganized Company (the
                          "New Senior Secured Notes").  The New Senior
                          Secured Notes will be issued pursuant to
                          section 1145 of the Bankruptcy Code, secured by the assets of the Reorganized Company and will have the following terms.

                            Aggregate     75.0% of the face amount of the
                            Principal     Senior Lenders Claims after
                            Amount:       giving effect to the payment of
                                          Excess Cash.

                            Maturity:     Third Anniversary of the
                                          Effective Date.

                            Interest      9.0% per annum (the  "Rate")
                            Rate:         payable quarterly.  Interest on
                                          the New Senior Secured Notes
                                          shall begin to accrue at the
                                          aforementioned interest rate 91
                                          days following  the Bankruptcy
                                          Filing.

                          The Company is not aware of any material Other Claims. To the extent that Other Claims turn out to be material in the judgement of the Steering Committee, the Steering Committee may elect to leave the Other Claims unimpaired.

                          (b) Its pro rata share of 100% of the equity in the Reorganized Company (the "New Common Stock") (subject to dilution post-Effective Date by options issued under the Management Incentive
                          Plan).

                          (c) Its pro rata share of Excess Cash as of the Effective Date. Excess Cash shall be defined as all cash at the Company in excess of $20 million on the Effective Date, after the payment of all obligations required to be paid in cash on the Effective Date under the Pre-structured Plan.

                          (d) Its pro rata share of 100% of any cash received by the Company from the exercise of the Debt Purchase Option (as defined herein).

                          (e) The acceptance of the Pre-structured Plan by the Class of Senior Debt shall constitute the agreement by each member of the Class to allocate (i) warrants for 15% of the New Common Stock (the "New Warrants") to the Class of Securities Class Actions and Existing Equity, and (ii) $22.5 million in New Junior
                          Subordinated Notes to the Class of Subordinated Notes, respectively.

 Consumer/Non-Class
 Litigation Claims:      Consumer Litigation Claims to the extent
                         allowed against the Company shall remain unimpaired and be paid in the ordinary course by the Reorganized Company.

 Subordinated Notes:     Subject to acceptance of the Pre-structured
                         Plan by the Class of Subordinated Notes, the Senior Lenders shall allocate to the Class of Subordinated Noteholders $22.5 million in New
                         Junior Subordinated Notes.  The New Junior
                         Subordinated Notes will be issued pursuant to
                         section 1145 of the Bankruptcy Code and be subordinated unsecured obligations of the
                         Reorganized Company.  The New Junior
                         Subordinated Notes will mature five years from the Effective Date with interest payable quarterly in cash at 9 percent per annum.

 Indemnity Claims:       (A)  Allowed indemnity claims of eligible current
                         and former employees, officers and directors against the Company shall be paid from the proceeds of the Directors' and Officers'
                         Liability Policy Number NDA 1494742-96 (the
                         "Reliance Policy") which rights and claims against the Reliance Policy or its proceeds shall remain unimpaired.

                         (B) In addition to the foregoing, and in further satisfaction of such indemnity claims, pursuant to the terms of the Third Amendment to the Forbearance Agreement, prior to the Bankruptcy Filing, a cash escrow in the amount of $13 million shall be established by the Senior Lenders (the "Settlement Contribution and Indemnity Fund" or "SC&IF") for the benefit of holders of allowed indemnity claims of current and former officers, directors and employees other than John N. Brincat (the
                         "Beneficiaries").

                         (C) In addition to the SC&IF, the Senior Lenders shall waive and release any direct claim they may have against the Beneficiaries.

                         (D) Except for the treatment contemplated in this section on Indemnity Claims, all indemnity claims against the Company of current and former officers, directors, and employees shall be fully discharged and released.

                         (E) Subject to the direction of the current board of directors of the Company, the SC&IF shall be controlled by the Beneficiaries.

                         (F) The Company and its creditors, including the Senior Lenders, shall waive and release any and all claims to the Reliance Policy and its proceeds. To the extent the Company recovers any proceeds from the Reliance Policy, such proceeds shall be paid to the Beneficiaries.

                         (G) The escrow into which the SC&IF is deposited shall provide that the Settlement Contribution and Indemnity Fund shall revert to the Senior Lenders in the event the Pre-structured Plan is not confirmed by November 15, 1998. The
                         Reliance Policy proceeds shall not be subject to such reversion.

                         (H)  The Senior Lenders agree to use their
                         reasonable best efforts in cooperation with the Company's efforts to settle the class litigation pending against the Company and the Beneficiaries for an amount up to the aggregate of the Settlement Contribution and Indemnity Fund and the proceeds from the Reliance Policy. If so settled, the Senior Lenders agree to permit the settlement to be incorporated into the plan, provided such process does not delay confirmation of the Pre-structured Plan beyond the ninetieth day after the Bankruptcy Filing.

                         (I)  The Beneficiaries will continue to be
                         indemnified and held harmless by the Company from any claims and counterclaims that may arise out of claims asserted by the Company related to the subject matter of the Securities Class Actions.

                         (J) All derivative and direct claims by or on behalf of the Company against the Beneficiaries shall be released under the Pre-structured Plan.

                         (K) Except as set forth in (I), the funding of the Settlement Contribution and Indemnity Fund and the assignment of the Company's interest, if any, in the Reliance Policy shall constitute full satisfaction of the Company's obligation to indemnify the present and former officers,directors and employees of the Company and its subsidiaries and affiliates in respect of an costs or expenses or damages incurred now or hereafter in connection with any event or cause of action arising prior to confirmation of the Pre-structured Plan (whether by contract, under the Company's by-laws, certificate of incorporation, applicable state law or otherwise) and, in consideration of such payent and assignment, the Pre-structured Plan shall provide that each of the officers directors and employees (present and former) shall be deemed to have waived any right to any additional amounts in respect thereof.

 Securities Fraud        The Senior Lenders shall allocate and
 Claims and Equity       distribute to the holders of allowed Class of
 Interests:              Securities Fraud Claims and Equity Interests
                         warrants entitling the holders thereof to purchase in the aggregate 15% of the New Common
                         Stock. The warrants shall be in three series and have the terms outlined below.

              Amount  of                   Exercise Price (% recovery
              Equity          Term         on Total Debt<F1>)


 Series A       5.0%          3 years             100%
 Series B       5.0%          4 years             110%
 Series C       5.0%          5 years             120%


 Senior Debt         Under the Pre-structured Plan, the
 Purchase Option     holders of each share of Existing
                     Equity shall be granted the right to
                     purchase its pro rata amount of the
                     Senior Debt at a price, in cash, equal
                     to 98.5% of the then outstanding claim
                     plus all accrued and unpaid interest
                     thereon, (the "Debt Purchase Option").
                     The Debt Purchase Option shall be
                     exercisable by record holders of common
                     stock as of May 14, 1998 who continue
                     to hold such stock as of the Senior
                     Debt Purchase Option exercise date
                     under the Pre-structured Plan and shall
                     be non-transferable. Any existing
                     Equityholders choosing to exercise the
                     Debt Purchase Option must irrevocably
                     commit to such purchase in cash on or
                     before the last date of the Company's
                     solicitation period (as defined in
                     section 1125 of the Bankruptcy Code).
                     If the Pre-structured Plan is
                     confirmed, the Senior Debt must be
                     purchased no later than the Effective
                     Date of the Pre-structured Plan.

[FN]
<F1> Total Debt equals all Senior and Subordinated Note claims as of the
     Petition Date plus all accrued and unpaid interest on such claims through the Petition Date. Percentage recovery is calculated after giving effect to the distribution of the aggregate amount of New Senior Secured Notes and, if applicable, shares available for issuance upon the exercise of options granted under the New Management Incentive Plan.

                       II.ADDITIONAL TERMS AND CONDITIONS

 CEO Search:         The Company shall actively continue its
                     existing CEO search (the "Search")
                     through Heidrick & Struggles.  In
                     connection with the Search,  three
                     members of the Steering Committee will
                     be allowed to interview the candidates
                     and actively participate in discussions
                     with the Company concerning the
                     selection of the new CEO.  The new CEO
                     selected by the Company must be
                     acceptable to the Steering Committee.

 Litigation Claims:  All creditors, shareholders and the
                     Company will retain their respective
                     rights to pursue their direct claims
                     (not derivative claims) against third
                     parties other than current and former
                     officers, directors and employees of
                     the Company, including claims against
                     KPMG Peat Marwick.

 Liquidity           The Company shall take all reasonable
 Provisions:         efforts necessary to ensure an active
                     and fully-valued public market for the
                     New Common Stock, the New Warrants and
                     the New Senior Secured Notes of the
                     Reorganized Company including, but not
                     limited to, (i) issuing appropriate
                     releases of information and otherwise
                     complying with the requirements of
                     paragraph (c) of Rule 144 under the
                     Securities Act of 1933, as amended,
                     (ii) conducting informational meetings
                     with potential investors and research
                     analysts, (iii) registering the common
                     stock of the Reorganized Company under
                     the Securities and Exchange Act of
                     1934, as amended, so that the
                     Reorganized Company will be a public
                     reporting company and (iv) obtaining
                     the listing of the New Common Stock,
                     the New Warrants and the New Senior
                     Secured Notes on a national securities
                     exchange or NASDAQ NMS.  Any creditor
                     who would be deemed following the
                     Effective Date of the Pre-structured
                     Plan to be an "affiliate" of the
                     Reorganized Company by reason of its
                     equity holdings in the Company or
                     otherwise would be granted demand
                     registration rights.  The New Common
                     Stock, the New Warrants and the New
                     Senior Secured Notes shall be issued
                     pursuant to section 1145 of the
                     Bankruptcy Code.

 Releases:           Subject to the reservation of direct
                     claims against KPMG Peat Marwick, the
                     Pre-structured Plan also (i) will
                     include a full discharge and release of
                     liability, to the fullest extent
                     provided by law, in favor of the
                     Company and each of their respective
                     principals, employees, agents,
                     officers, directors, and professionals
                     from all claims and causes of action
                     arising prior to the Effective Date
                     (including, without limitation, all
                     claims relating to the pending class
                     litigation); and (ii) may include to
                     the fullest extent permissible a
                     release for the Company, the Steering
                     Committee and each of their respective
                     principals, employees, agents,
                     officers, directors and professionals
                     from any and all claims arising from
                     actions taken or omitted to be taken in
                     good faith in connection with the
                     restructuring, the Pre-structured Plan
                     and the Company's bankruptcy case;
                     including pre-petition activities
                     leading to the promulgation and
                     confirmation of the Pre-structured
                     Plan.

 New Board of        The New Board of Directors will consist
 Directors:          of 7 members; 6 members nominated by
                     the Steering Committee and the new
                     Chief Executive Officer.

 Management          The New Board of Directors will
 Incentive Plan:     implement a Management Incentive Plan
                     with a portion of the plan designed to
                     grant stock options to senior
                     management based upon performance
                     hurdles and time vesting.